15
As filed with the Securities and Exchange Commission on June 10, 1997.
                              Registration No.  333-_____
===========================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              Earth Sciences, Inc.
              (Exact name of registrant as specified in its charter)

               Colorado                                84-0503749
       (State of incorporation)                   (IRS Employer Identification
                                      No.)

                 910 12th Street, Golden, Colorado        80401
           (Address of principal executive offices, including Zip Code)

     (Registrant's telephone number, including area code):   (303) 279-7641

                      EARTH SCIENCES, INC. STOCK BONUS PLAN
                              (Full title of plan)

                                Mark H. McKinnies
                    910 12th Street, Golden, Colorado  80401
                                 (303) 279-7641
            (Name, address, including zip code and telephone number,
              including area code, of agent for service of process)


CALCULATION OF REGISTRATION FEE
______________________________________________________________________________
                                   Proposed      Proposed
Title of                           maximum of-   maximum ag-     Amount of
securities to be    Amount to be   fering price  gregate of-     registration
registered          registered     per share     fering price    fee
______________________________________________________________________________
Common Stock, $.01
par value:          69,900 Shares  $  3.25 (1)   $227,175 (1)    $   68.84
______________________________________________________________________________

(1) Determined solely for the purposes of calculating the registration fee based on the average price of the Common Stock on NASDAQ's SmallCapSM Market on June 6, 1997. Fee calculated pursuant to section (c) of Rule 457 of Regulation C.

                                     PART II

Item 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by the Company (File No. 0-6088) with the Commission are incorporated herein by reference.
     1. The Company's annual report on Form 10-KSB, as amended, for the year ended December 31, 1996 ("1996 10-KSB").
     2. The Company's quarterly report on Form 10-QSB for the quarter ended March 31, 1997.
     3. The Company's current report on Form 8-K, as amended, dated April 30, 1997.
     4. A description of the Company's Common Stock contained in the Registration Statement on Form 8-A as declared effective by the Securities and Exchange Commission.
     5. All documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date hereof, which documents shall be deemed to be incorporated by reference into this Registration Statement as a part hereof from the date of filing such documents until a post-effective amendment to this Registration Statement is filed which indicates that all shares of Common Stock being offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold.

Item 4.   DESCRIPTION OF SECURITIES.

     Not Applicable

Item 5.   INTEREST OF NAMED EXPERTS AND COUNSEL.

     Not Applicable

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Article 7-109 of the Colorado Business Corporation Act authorizes the indemnification of directors and officers against liability incurred by reason of being a director or officer and against expenses (including attorney's fees), judgments, fines and amounts paid in settlement and reasonably incurred in connection with any action seeking to establish such liability, in the case of third-party claims, if the officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and in the case of actions by or in the right of the corporation, if the officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and if such officer or director shall not have been adjudged liable to the corporation, unless a court otherwise determines. Indemnification is also authorized with respect to any criminal action or proceeding where the officer or director also had no reasonable cause to believe his conduct was unlawful.

      The above discussion of the Colorado Business Corporation Act is only a summary and is qualified in its entirety by the full text of the foregoing.

Article VIII of the Registrant's Bylaws provides as follows:

      Each past, present and future director and officer of the corporation shall be indemnified by the corporation against all expenses, penalties, and liabilities, including attorneys' fees, reasonably incurred by or imposed upon him in connection with any actual or threatened claim, demand, action or proceeding, whether civil or criminal, or in connection with any settlement thereof, to which he may be made a party, or in which he may become involved, by reason of his being or having been a director or officer of the corporation, whether or not he is a director or officer at the time such expenses, penalties or liabilities are incurred, except in cases where he shall be finally adjudged in such action or proceeding to be liable for willful misconduct in the performance of his duties as such director or officer. The right of indemnification herein provided shall be in addition to, and not exclusive of, all other rights to which such director or officer may be entitled and the right of indemnification herein provided shall inure to the benefit of the personal representatives of deceased directors and officers.

Item 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable

Item 8.  EXHIBITS.

Exhibit
Number              Description
3.1       Amended and Restated Certificate of Incorporation of the Company (1)
5.1*      Opinion of by Parcel, Mauro, Hultin & Spaanstra, P.C. as to legality of the shares
23.1*          Consent of Hein + Associates LLP
23.2*           Consent  of  by  Parcel,  Mauro,  Hultin  &  Spaanstra,   P.C.
(contained in Exhibit 5.1)
99.1*          Stock Bonus Plan

*  Filed herewith.
------------------------------------------------------------------------------
(1) Incorporated by reference from the Company's Annual Report on Form 10-KSB for the year ended December 31, 1996.

Item 9.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes:
      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
      (2) That, for purposes of determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.
      (3) File a post-effective amendment to remove from registration any if the securities that remain unsold at the end of the offering.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement and any amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Golden, State of Colorado on June 10, 1997.

                              EARTH SCIENCES, INC.


Date:  June 10, 1997          /s/  Ramon E. Bisque
                              -----------------------------------------------
                              Ramon E. Bisque
                              Principal Executive Officer

Date:  June 10, 1997          /s/  Mark H. McKinnies
                              -----------------------------------------------
                              Mark H. McKinnies
                              President, Principal Financial and
                              Accounting Officer

      Pursuant to the requirements of the Securities Exchange Act of 1933, as amended, this Registration Statement and any amendment thereto has been signed below by the following persons in the capacities and on the dates indicated.

Date:  June 10, 1997          /s/  Ramon E. Bisque
                              -----------------------------------------------
                              Ramon E. Bisque, Director

Date:  June 10, 1997          /s/  Duane N. Bloom
                              -----------------------------------------------
                              Duane N. Bloom, Director

Date:  June 10, 1997          /s/  Michael D. Durham
                              -----------------------------------------------
                              Michael D. Durham, Director

Date:  June 10, 1997          /s/  Robert H. Lowdermilk
                              -----------------------------------------------
                              Robert H. Lowdermilk, Director

Date:  June 10, 1997          /s/  Mark H. McKinnies
                              -----------------------------------------------
                              Mark H. McKinnies, Director

                                                                   Exhibit 5.1
                     Parcel, Mauro, Hultin & Spaanstra, P.C.
                                Attorneys at Law
                                   Suite 3600
                             1801 California Street
                          Denver, Colorado  80202-2636
                            Telephone (303) 292-6400
                            Telecopier (303) 295-3040

                                  June 10, 1997

Earth Sciences, Inc.
910 12th Street
Golden, Colorado  80401


Gentlemen:

     In connection with the Registration Statement on Form S-8 being filed by the Earth Sciences, Inc. (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration of 69,900 shares of the Company's Common Stock, $.01 par value, to be offered under the Company's Stock Bonus Plan (the "Plan"), we are of the opinion that:

     1. The Company is a corporation duly organized and validly existing under the laws of the State of Colorado.

     2. All necessary corporate action has been taken to authorize the establishment of the Plan and the issuance of 69,900 shares of the Company's Common Stock under the Plan: and

     3. The shares of the Company's Common Stock, when issued in accordance with the Plan, will be legally issued, fully paid and nonassessable shares of Common Stock of the Company.

     We hereby consent to the filing of a copy of this opinion as an exhibit to the Registration Statement referred to above.

                         Very truly yours,

                               /s/ Parcel, Mauro, Hultin & Spaanstra, P.C.
                              Parcel, Mauro, Hultin & Spaanstra, P.C.

                                                                  Exhibit 23.1

                          INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference of our report dated February 3, 1997 accompanying the financial statements of Earth Sciences, Inc. to Form S-3 Registration Statement of Earth Sciences, Inc. and to the use of our name as appearing under the heading "Required Opinions and Consents" in the Registration Statement.

/s/  Hein + Associates LLP
HEIN + ASSOCIATES

Denver, Colorado
June 10, 1997

                              Earth Sciences, Inc.
                                 910 12th Street
                             Golden, Colorado  80401
                            Telephone (303) 279-7641
                            Telecopier (303) 279-1180

                                  June 10, 1997

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

     Re:  Registration Statement on Form S-8
          Covering the Registration of 69,900
          Common Shares of Earth Sciences, Inc.

Gentlemen and Ladies:

     On behalf of Earth Sciences, Inc., a Colorado Corporation (the "Company"), we transmit through EDGAR, pursuant to the Securities Act of 1933, as amended (the "1933 Act"), a registration statement on Form S-8 (the "Registration Statement") covering 69,900 shares of Common Stock, par value $.01 per share (the "Securities").

     The Securities are being registered in connection with the issuance of 69,900 shares of Common Stock of the Company pursuant to the Earth Sciences, Inc. Stock Bonus Plan authorized by the shareholders of the Company in 1979.

     In connection with the foregoing, we are transmitting one copy of the Registration Statement and copies of the exhibits listed beneath the caption "Item 8. EXHIBITS" contained in Part II of the Registration Statement.

     The registration fee in the amount of $ 68.84 has been wired transferred to the SEC by the Company.

The following supplemental information is supplied in order to facilitate timely review of the Registration Statement by the Staff:

     (1) The Company has reviewed the various criteria for eligibility for use of Form S-8 and we believe that such criteria are satisfied. Moreover, we believe that the Registration Statement is in compliance with the applicable Form, instructions and rules pertaining thereto and (except as otherwise indicated herein) is complete.

Securities and Exchange Commission
June 10, 1997
Page 2



     (2) Concurrently with this filing, we are filing the Registration Statement with the National Association of Securities Dealers, Inc., ("NASD"). We undertake to furnish the Staff with copies of any letter of comment or other documents received from the staff of NASD.

     The Staff is requested to address any correspondence, comment or inquiry to the undersigned, at the address or telephone number, as the case may be, set forth above.


                              Very truly yours,
                              Earth Sciences, Inc.

                              /s/  Mark H. McKinnies
                              Mark H. McKinnies
                              President

                                                                  Exhibit 99.1
                              EARTH SCIENCES, INC.
                                STOCK BONUS PLAN


                                    ARTICLE I

                                 Purpose of Plan
The purpose of this Plan is to promote the growth and profitability of Earth Sciences, Inc. and its subsidiaries by awarding rights to receive shares of the Common Stock of the corporation to certain select employees in recognition of their exceptional achievements on behalf of the Corporation and its subsidiaries.

                                   ARTICLE II

                                   Definitions
2.1 "Award" means a grant to an employee of a right to be issued shares of Common Stock under this Plan. An Award may be either a "Deferred Award" or an "Immediate Award", as hereinafter defined.
2.2  "Board of Directors" means the board of directors of the Corporation.
2.3  "Common Stock" means the $0.01 par value common stock of the Corporation.
2.4 "Corporation" means Earth Sciences, Inc., and any corporate successor thereto (whether by merger, acquisition, consolidation, liquidation or other reorganization) which has adopted this Plan and assumed the Corporation's obligations hereunder.
2.5 "Date of Award" means the date on which the Board of Directors authorizes an Award to a Participant under this Plan.
2.6 "Deferred Award" means an Award, described in Section 4.1, providing for the deferred issuance of the shares of Common Stock subject to the Award over a specified period of time conditioned on the Participant's remaining in the Continuous Employment of the Corporation or a Subsidiary throughout such period of time.
2.7 "Disability" means the inability of a Participant to perform the usual duties of the position in which he is then employed by the Corporation or a Subsidiary by reason of any medically determinable physical or mental incapacitation. The determination as to whether a Participant has incurred a Disability shall be made by the Executive Committee upon the basis of a medical evaluation of the Participant by a licensed physician selected by the Executive Committee.
2.8 "Executive Committee" means the executive committee of the Board of Directors of the Corporation.
2.9 "First Anniversary Date" means, with respect to a particular Award to a particular Participant, the date one year after the Date of Award.
2.10 "Immediate Award" means an Award, described in Section 4.3, providing for the immediate issuance of the shares of Common Stock subject to the Award but providing for the forfeiture of such shares if the Participant does not remain in the Continuous Employment of the Corporation or a Subsidiary for a specified period of time.
2.11 "Participant" means any employee of the corporation or any Subsidiary who has been granted an Award pursuant to this Plan.
2.12 "Second Anniversary Date" means, with respect to a particular Award to a particular Participant, the date two years after the Date of Award.
2.13 "Subsidiary" means any corporation 50 percent or more of the voting stock of which is owned by the Corporation or another Subsidiary, or any partnership or joint venture, 50 percent or more of the capital and profits interest in which is owned by the Corporation or any other Subsidiary, or any limited liability company 50 percent or more of the voting membership interests of which is owned by the Corporation or another Subsidiary.

                                   ARTICLE III

                              Award of Common Stock

3.1  Recommendations by Executive Committee.
      Prior to the close of each calendar year, the Executive Committee shall identify those employees, if any, of the Corporation or any Subsidiary who, because of their exceptional contributions to the growth and successful operation of the Corporation or a Subsidiary during such year, deserve to be granted Awards. The Executive Committee shall then recommend to the Board of Directors that it grant Awards to such employees, specify the number of shares of Common Stock to be the subject of the Award to each such employee and specify whether each such Award shall be a Deferred Award or an Immediate Award.
3.2  Award of Common Stock.
      At  least  once  each  year,  the Board of Directors  shall  review  the recommendations made by the Executive Committee pursuant to Section 3.1 and determine the employees to whom Awards should be made, the number of shares of Common Stock to be the subject of each such Award, and whether such Award shall be a Deferred Award or an Immediate Award. The Board of Directors shall have complete discretion as to the granting of Awards, but shall not be obligated to make any Awards, if it concludes that such Awards are not justified or are not in the best interests of the Corporation or its Subsidiaries. The Board of Directors may follow, modify or reject any recommendation of the Executive Committee, and may make an Award to a particular employee of more or less shares of Common Stock than the Executive Committee recommended. The Board of Directors shall not make an Award to any employee who has not been recommended for an Award by the Executive Committee. The Board of Directors may make an award to a Participant to whom an Award has previously been made. The maximum number of shares of Common Stock which may be the subject of one or more Awards to any Participant, and the total number of shares of Common Stock which may be the subject of all Awards outstanding under the Plan, shall be subject to the limitations of Section 3.4.
3.3  Acceptance of Awards.
     An employee to whom an Award has been granted may, upon written notice to the Executive Committee, decline to accept the Award. An employee who has declined to accept an Award shall be eligible to receive an Award in any future year if the Board of Directors shall decide to grant him an Award in any future year.
3.4  Maximum Number of Shares of Common Stock.
      The maximum number of shares of Common Stock subject to any single Award to a Participant shall not exceed 15,000 shares and, if a Participant has been granted more than one Award, the aggregate number of shares subject to all such Awards shall not exceed 25,000 shares. The maximum number of shares of Common Stock subject to all awards granted to all Participants under this Plan shall not exceed 125,000 shares. Upon termination of a Participant's Continuous Employment, the shares of Common Stock represented by the portion of any Award forfeited by the Participant pursuant to Section 4.2 or 4.5 shall no longer be considered to be the subject of an Award for the purposes of this
Section 3.4.



                                   ARTICLE IV

                            Issuance of Common Stock
4.1  Deferred Awards.
      The shares of Common Stock represented by a Deferred Award to a Participant shall be issued to him on the following basis: (i) twenty-five percent of the number of shares represented by the Deferred Award shall be issued to the Participant as soon as practicable after the Date of Award; and
(ii) unless forfeited as provided in Section 4.2, an additional twenty-five percent of the number of shares represented by the Deferred Award shall be issued to him, on, or as soon as practicable after, each of the first Anniversary Date, the Second Anniversary Date and the Third Anniversary Date of the Date of Award. The provisions of this Section
4.1 relating to the issuance of shares of Common Stock shall be applied separately to each Deferred Award made to a Participant under this Plan. The Board of Directors may, however, authorize the issuance of Common Stock to Participants on terms different than those set forth in this Section 4.1.
4.2  Forfeiture of Deferred Awards.
     If the Continuous Employment, as defined in Section 4.7, of a Participant terminates for any reason, other than his Death or Disability, prior to any Anniversary Date on which he is entitled to be issued a portion of the shares of Common Stock subject to a Deferred Award to him, the Participant shall forfeit the right to be issued the remaining shares of Common Stock which are the subject of all Deferred Awards previously granted to him. However, if a Participant's employment terminates on or after an Anniversary Date but the shares of Common Stock which became issuable to him under Section 4.1 on that Anniversary Date have not been issued, such shares of Common Stock shall not be forfeited by the Participant but shall be issued to him as soon as practicable thereafter. If a Participant's Continuous Employment terminates due to his Disability or Death, he shall not forfeit the right to be issued the shares of Common Stock which are the subject of any Deferred Award previously granted to him. In such event, he (or his Beneficiary or Beneficiaries in the event of his Death) shall be entitled to be issued, on each Anniversary Date next succeeding the termination of his Continuous Employment, the shares of Common Stock, if any, which the Participant would have been entitled to receive on such Anniversary Date had his Continuous Employment not terminated.
4.3  Immediate Awards.
      One hundred percent of the number of shares of Common Stock represented by an Immediate Award to a Participant shall be issued to him as soon as practicable after the Date of Award. The Participant shall have no right, however, to assign, transfer, discount, pledge or otherwise dispose of ("Restrictions on Transfer") seventy-five percent of the number of shares of Common Stock so issued to him, or any interest in such shares, until the Restrictions on Transfer terminate. Unless the shares of Common Stock so restricted are forfeited as provided in Section 4.5, the Restrictions on Transfer shall terminate as to one-third of the number of shares so restricted on each of the First Anniversary Date, the Second Anniversary Date and the Third Anniversary Date of the Date of Award. The provisions of this Section
4.3 relating to the expiration of Restrictions on Transfer shall be applied separately to each Immediate Award made to a Participant under this Plan. The Board of Directors may, however, authorize the termination of Restrictions on Transfer on terms different than those set forth in this Section 4.3.
4.4  Condition of Grant of Immediate Award.
      As a condition of receiving an Immediate Award, any Participant to whom such an Award has been granted shall be obligated, if the Executive Committee so requires, to file an election under Section 83(b) of the Internal Revenue Code of 1954, as amended, to include in his income for Federal income tax purposes for the year in which the shares of Common Stock are issued to him the fair market value on the date of the Award of the shares issued to him.
4.5  Forfeiture of Immediate Awards.
     If the Continuous Employment, as defined in Section 4.7, of a Participant terminates for any reason, other than his Death or Disability, prior to any Anniversary Date on which the Restrictions on Transfer terminate as to a portion of the shares of Common Stock issued to him under an Immediate Award, the Participant shall forfeit all of the shares of Common Stock which are the subject of all Immediate Awards previously granted to him and which remain subject to Restrictions on Transfer. A Participant shall promptly transfer to the Corporation any shares so forfeited by him. If the Participant's Continuous Employment terminates due to his Death or Disability, he shall not forfeit such shares but they shall remain subject to Restrictions on Transfer. The Restrictions on Transfer shall terminate on each Anniversary Date following his death or disability as to the number of shares with respect to which such restrictions would have terminated had the Participant not died or become disabled. The Board of Directors may, however, authorize the issuance of Common Stock to Participants on terms different than those set forth in this Section 4.5.

4.6  Enforcement of Restrictions on Transfer.
      The Restrictions on Transfer imposed by Section 4.3 on shares of Common Stock issued under an Immediate Award shall be enforced as provided in subsections (a), (b), and (c) below:
      (a) Escrow: The certificates for any shares of Common Stock subject to Restrictions on Transfer shall be held in escrow by the Corporation (or its designee) as escrow holder, until the Restrictions on Transfer as to such shares have terminated. Any purported sale, assignment, transfer, pledge or other disposition by the Participant of all or a portion of the shares (or any interest therein) subject to Restrictions on Transfer shall be null and void. The secretary or other person having custody and control of the stock transfer records of the Corporation shall not be required to recognize any such assignment, transfer, pledge, or other disposition, or to issue a new stock certificate or certificates therefor, unless or until the secretary or such other person shall have received written evidence satisfactory to the Corporation that the Restrictions on Transfer as to such shares have terminated.
      (b) Legend on Certificates: The certificates representing any shares which are subject to the Restrictions on Transfer shall bear on their face a legend in form satisfactory to the Corporation indicating that such shares are subject to the Restrictions on Transfer imposed by Section 4.3 of this Plan.
      (c) Attorney in Fact: If an employee shall become obligated, pursuant to Section 4.5, to transfer shares of Common Stock to the Corporation, he shall be deemed to have irrevocably appointed the president of the Corporation as his attorney in fact to endorse any certificates for such shares, or to execute any necessary stock powers, to effectuate the transfer of ownership of such shares to the Corporation.
4.7   Continuous Employment.
      A Participant shall be considered to be continuously employed so long as such Participant remains an employee of the Corporation or a Subsidiary. A Participant's Continuous Employment shall terminate as of the date he leaves the employment of the Corporation or a Subsidiary. A transfer from the employment of the Corporation to the employment of a Subsidiary, or vice versa, without intervening employment elsewhere shall not constitute a termination of the Participant's Continuous Employment. The Executive Committee may, in its absolute discretion and under conditions imposed by it, determine that a Participant who has been granted a leave of absence for any reason by the Corporation or a Subsidiary shall not incur a termination of his Continuous Employment. Under such circumstances, the Participant shall be deemed to be employed continuously during the period of his leave of absence.
4.8 Issuance of Common Stock Subsequent to Termination or Suspension of the Plan.
      If this Plan is terminated or suspended by action of the Board of Directors of the Corporation: (a) a Participant who has been granted a Deferred Award shall retain the right to: (i) all shares of Common Stock which have theretofore been issued to him in accordance with Section 4.1; and
(ii) be issued any shares of Common Stock which are the subject of a Deferred Award to him, but which have not been issued to him, upon satisfying the requirements of Section 4.1; and (b) a Participant who has been granted an Immediate Award shall retain the right to: (i) all shares of Common Stock as to which the Restrictions on Transfer have terminated in accordance with
Section 4.3; and (ii) have the Restrictions on Transfer terminate as to those shares remaining subject to such restrictions upon satisfying the requirements of Section 4.3.
4.9       Treatment of Forfeited Awards or Shares.
     If any portion of a Deferred Award to a Participant is forfeited pursuant to Section 4.2, or if any shares issued to a Participant under an Immediate Award are forfeited pursuant to Section 4.5, neither the Participant, nor any other person, shall have any present or future interest in the portion of the Deferred Award, or in any shares of common Stock issued under the Immediate Award, so forfeited. For purposes of determining the maximum number of shares of Common Stock which may be awarded under this Plan as provided in Section 3.4, any shares of Common Stock represented by the portion of any Deferred Award which has been forfeited, and any shares of Common Stock issued under an Immediate Award which have been forfeited, shall be deemed not to be the subject of an Award and shall again be available for award under the Plan.

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                                    ARTICLE V

                                  Cash Bonuses
5.1  Award of Cash.
     Prior to the end of each calendar year, the Corporation may, in its discretion, pay a cash bonus to, or on behalf of, each Participant to whom shares of Common Stock have been issued during such year pursuant to an Award. Such bonus may be applied for the benefit of the employee by being paid directly to the Internal Revenue Service as part of the Federal income taxes withheld from the Participant's compensation. The amount of such bonus, if any, shall be determined by, or at the discretion of, the Executive Committee and may be in an amount which shall, based solely on the Participant's compensation from the Corporation or any Subsidiary, approximate the additional Federal and Colorado income tax liability, if any, incurred by the Participant because of the Participant's receipt of the shares of Common Stock issued to him during such year. Under those circumstances, the amount of the cash bonus shall be determined without regard to the fact that the cash bonus itself will constitute taxable income to the Participant and give rise to additional Federal and Colorado income tax liability. Such cash bonus may be paid in a single lump-sum payment, or in any number of installments, at the discretion of the Executive Committee.

                                   ARTICLE VI

                                  Miscellaneous
6.1  Adjustment in Number of Shares.
     In the event of any change in the number of outstanding shares of Common Stock by reason of any stock split, stock dividend, or other capital transaction, the Executive Committee shall determine, in its absolute discretion, whether such change equitably requires an adjustment in the aggregate number of shares of Common Stock which are the subject of an Award, but which have not yet been issued. If the Executive Committee determines that an adjustment is required, it shall make such adjustments as it deems appropriate. The Executive Committee shall not, however, award any fractional shares as a result of any adjustment made under this Section 6.1.
6.2  Non-Alienation of Benefits.
     No Award or other right or benefit under this Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same shall be void. Except with respect to any indebtedness owed by the Participant to the Corporation or a Subsidiary, no Award or other right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of any Participant. If any Participant hereunder should become bankrupt or attempt to anticipate, alienate, sell, assign, pledge, encumber or charge any Award, right or benefit hereunder, then such Award, right or benefit shall, in the discretion of the Executive Committee, cease and, in such event, the Corporation may hold or apply the same or any part thereof for the benefit of the Participant, his or her spouse, children or other dependents, or any of them, in such manner and in such proportion as the Executive Committee may deem appropriate.
6.3  Effect of Plan.
     Neither the establishment of this Plan, the granting of any Award, nor the issuance of any shares of Common Stock thereunder, shall be construed as giving any employee, Participant, or any other person, any legal right, except as expressly provided herein, against the Corporation, its Subsidiaries, shareholders, directors or officers, the Executive Committee or the Board of Directors. Nothing contained in this Plan shall be construed as a contract of employment between the Corporation (or its Subsidiaries) and any employee or Participant, as a right of any employee or Participant to be continued in the employ of the Corporation (or its Subsidiaries), or as a limitation on the right of the Corporation (or its Subsidiaries) to employ, discipline or discharge any employee or Participant. No Participant shall acquire any rights as a shareholder of the Corporation except to the extent that shares of Common Stock have
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been issued to him under Section 4.1 or 4.3.  The rights of any Participant shall be limited to the right to receive shares of Common Stock, if and when such shares become issuable under the terms and conditions of this Plan, and the right to receive cash bonuses under the terms and conditions of this Plan.
6.4  Designation of Beneficiaries.
     Each Participant shall, by signing a form furnished by the Executive Committee, designate a person or persons (who may be named contingently or successively) to whom shares of Common Stock shall be issued in the event of the Participant's Death. The shares which shall be issued to a Beneficiary or Beneficiaries in the event of a Participant's Death are those which became issuable to the Participants under Section 4.1 or 4.3 but were not issued to him prior to his Death, or those which will become issuable under Section 4.1 to the Participant's Beneficiary or Beneficiaries after the Participant's death, as provided in Section 4.2. A designation of Beneficiary may be changed at any time without the consent of a Beneficiary. A designation of Beneficiary shall not be effective unless and until filed with the Executive Committee while the Participant is alive and, when so filed, shall supersede all previous designations. If a deceased Participant failed to name a Beneficiary as provided above, or if the named Beneficiary dies before the Participant or before issuance of the Participant's Common Stock, the Executive Committee shall issue any shares of Common Stock which are or become issuable under Section 4.1 or 4.3 to the legal representative of the estate of the last to die of the Participant or his named Beneficiary.
6.5  Withholding of Taxes.
     The Corporation shall have the right to deduct from any salary or bonuses payable to any Participant any and all income or payroll taxes required by law to be withheld from the compensation, whether in cash or shares of Common Stock, payable to such Participant.

                                   ARTICLE VII

                       Continuation and Amendment of Plan
7.1  Discontinuance of Plan.
     The continuation of this plan is not assumed as a contractual obligation by the Corporation, and the right is reserved to the Corporation, by action of its Board of Directors, to discontinue the Plan at any time. If the Plan shall be discontinued, no additional Awards shall be made under the Plan after the date of discontinuance, but the Plan shall continue to be operated in accordance with its terms, as they may hereafter be amended, with respect to any Awards made prior to the date of discontinuance.
7.2  Amendment.
     The Corporation, by action of its Board of Directors, shall have the right at any time, whether before or after discontinuance of the Plan, to amend all or any of the provisions of the Plan in any manner. Any such amendment may prohibit or postpone the issuance of any shares of Common Stock even though such shares may have become issuable after the effective date of the amendment pursuant to any Award granted before the effective date of the amendment.

                                  ARTICLE VIII

                         Representations of Participants
8.1 Acceptance of Plan. By accepting any Award, a Participant shall be deemed to have accepted all the terms and conditions of this Plan.
8.2 Transfer Restrictions. Each Participant upon receiving any shares of Common Stock shall represent in writing to the Corporation that, if such is the case, the Common Stock so acquired has not been registered under the Securities Act of 1933 or any state "Blue Sky" or securities law, that such Common Stock is not freely transferable and that such Common Stock cannot be offered, sold or transferred in whole or in part except in compliance with such laws. Such Participant shall also represent in writing that he is acquiring such Common Stock for his own account, without any intention to make an unregistered distribution thereof within the meaning of the Securities Act of 1933 and that any certificate representing such Common Stock shall bear an appropriate legend to such effect and the transfer agent for the Common Stock shall be instructed to enter suitable "stop-transfer" notations in its records to reflect the foregoing.

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                                   ARTICLE IX

                                 Effective Date
     This Plan shall become effective as of March 13, 1978, subject to approval by the shareholders of the Corporation.


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